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                                                                   Exhibit 23.1

                          CONSENT OF ERNST & YOUNG LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-84281) pertaining to the 1-800-FLOWERS.COM, Inc. 1999 Stock Incentive Plan and the 1997 Stock Option Plan of our report dated August 16, 2000, except for Note 12, Commitments and Contingencies-Online Marketing Agreements, as to which the date is September 1, 2000, with respect to the consolidated financial statements and schedule of 1-800-FLOWERS.COM, Inc. included in the Annual Report (Form 10-K) for the year ended July 2, 2000.

                                                /s/ Ernst & Young LLP

Melville, New York
September 29, 2000